EXHIBIT (9)(b)

                                AGENCY AGREEMENT

         THIS AGREEMENT made the 1st day of October, 1996, by and between FIRST AMERICAN STRATEGY FUNDS, INC., a corporation existing under the laws of the State of Maryland, having its principal place of business at 680 East Swedesford Road, Wayne, Pennsylvania 19087 (the "Fund"), and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 W. 11th St., 5th Fl., Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

         WHEREAS, the Fund desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Documents to be Filed with Appointment.

         In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Fund, there will be filed with DST the following documents:

         A. A certified copy of the resolutions of the Board of Directors of the Fund (which term when used herein shall include any Board of Trustees, or other governing body of the Fund, however styled) appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign stock certificates, if any, and give written instructions and requests on behalf of the Fund;

         B. A certified copy of the Articles of Incorporation (which term as used herein shall include, where relevant, the Declaration of Trust, or other basic instrument establishing the existence and nature of the Fund) of the Fund and all amendments thereto;

         C.       A certified copy of the Bylaws of the Fund;

         D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.

         E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund, as to such approval;

         F. Specimens of the signatures of the officers of the Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests;

         G. An opinion of counsel for the Fund, as such opinion(s) have been filed with the Fund's Registration Statement or notices required under Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"), with respect to:

                  (1) The Fund's organization and existence under the laws of its state of organization, and

                  (2) That all issued shares are validly issued, fully paid and nonassessable.

2.       Certain Representations and Warranties of DST.

         DST represents and warrants to the Fund that:

         A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

         B. It is duly qualified to carry on its business in the State of Missouri.

         C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 (the "1934 Act").

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         G. It is in compliance with Securities and Exchange Commission ("SEC") regulations and is not subject to restrictions under Rule 17Ad.

         H. Copies of DST's Rule 17Ad-13 reports will be provided to the Fund annually as and to the extent required under Rule 17Ad-13 under the 1934 Act.

         I. Its fidelity bonding and minimum capital meet the transfer agency requirements of the New York Stock Exchange and the American Stock Exchange.

3.       Certain Representations and Warranties of the Fund.

         The Fund represents and warrants to DST that:

         A. It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

         B. It is an open-end management investment company registered under the 1940 Act, as amended, the portfolios of which may be diversified or non-diversified.

         C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of the Fund being offered for sale.

         D. All requisite steps have been and will continue to be taken to register the Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.

         E. The Fund is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4.       Scope of Appointment.

         A. Subject to the conditions set forth in this Agreement, the Fund hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

         B. DST hereby accepts such appointment and agrees that it will act as the Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with the Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. The Fund agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

         D. DST, utilizing TA2000(R), DST's computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services as transfer and dividend disbursing agent for the Fund, and as agent of the Fund for shareholder accounts thereof, in a timely manner: issuing (including countersigning), transferring and canceling share certificates, if any; maintaining all shareholder accounts; providing transaction journals; as requested by the Fund and subject to payment by the Fund of an additional fee, preparing shareholder meeting lists for use in connection with any annual or special meeting and arrange for an affiliate to print, mail and receive back proxies and to certify the shareholder votes of the Fund of any portfolios thereof; mailing shareholder reports and prospectuses; withholding, as required by federal law, taxes on shareholder accounts, disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of the Fund; providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by the Fund or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by the Fund to account for all transactions in the Fund shares, calculating the appropriate sales charge with respect to each purchase of the Fund shares as set forth in the prospectus for the Fund, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to DST by the Fund's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the Fund's instructions; interfacing with, accepting and effectuating order for transactions and registration and maintenance information, all on an automated basis, from, and providing advices to the Fund's custodian bank and to the Fund's settlement bank in connection with the settling of such transactions, with, the National Securities Clearing Corporation ("NSCC") pertaining to NSCC's Fund/SERV and Networking programs; and processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Fund or its agents), and causing exchanges of shares to be executed in accordance with the Fund's instructions and prospectus and the general exchange privilege applicable.

         E. At the request of Fund, DST shall use reasonable efforts to provide the services set forth in Section 4.D. other than through DST's usual methods of and procedures to utilize the TA2000 System, that is by using methods and procedures other than those usually employed by DST to perform services requiring more manual intervention by DST, either in the entry of data, in the maintenance of account lists and/or the effecting of transactions with respect to timers and accounts subject to agreements with timers, or in the modification or amendment of reports generated by the TA2000 System, or which provides information to DST after the commencement of the nightly processing cycle of the TA2000 System, thereby decreasing the effective time for performance by DST (the "Exception Services").

         F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same transfer agent services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Fund's instructions, prospectus or application as amended from time to time, for the Fund provided (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by the Fund requires an enhancement or modification to the TA2000 System or to operations as then conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

         G. The Fund shall have the right to add new series to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

5.       Limit of Authority.

         Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

         In case of such increase the Fund will file with DST:

         A. If the appointment of DST was theretofore expresslynd National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Fund will be promptly reimbursed by the Fund.

         C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefor by the Fund (the "Due Date"). The Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of that rate announced from time to time by State Street Bank and Trust Company as its "Prime Rate" plus three (3) percentage points times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST divided by 365. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

         E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

                  (1) On the first day of each new term, but only in accordance with the "Fee Increases" provision in Exhibit A;

                  (2) DST may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

                  (3) Upon at least ninety (90) days prior written notice, DST may impose a reasonable charge for additional features of TA2000 used by the Fund which features are not consistent with the Fund's current processing requirements; and

                  (4) In the event DST, at the Fund's request or direction, pernd National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid by DST. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Fund will be promptly reimbursed by the Fund.

         C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefor by the Fund (the "Due Date"). The Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Fund shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of that rate announced from time to time by State Street Bank and Trust Company as its "Prime Rate" plus three (3) percentage points times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST divided by 365. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, the Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to the Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

         E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

                  (1) On the first day of each new term, but only in accordance with the "Fee Increases" provision in Exhibit A;

                  (2) DST may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

                  (3) Upon at least ninety (90) days prior written notice, DST may impose a reasonable charge for additional features of TA2000 used by the Fund which features are not consistent with the Fund's current processing requirements; and

                  (4) In the event DST, at the Fund's request or direction, performs Exception Services, DST shall be entitled to impose a reasonable increase in the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST's cost of performance.

                  If DST notifies the Fund of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse DST for the Fund's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

                  If DST notifies the Fund of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

7.       Operation of DST System.

         In connection with the performance of its services under this Agreement, DST is responsible for such items as:

         A. That entries in DST's records, and in the Fund's records on the TA2000 System created by DST, accurately reflect the orders, instructions, and other information received by DST from the Fund, the Fund's distributor, manager or principal underwriter, the Fund's investment adviser, or the Fund's administrator (each an "Authorized Person"), broker-dealers and/or shareholders;

         B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Fund's records on the TA2000 System;

         C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Fund and the data in the Fund's records on the TA2000 System;

         D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Fund's records on the TA2000 System;

         E. The deposit daily in the Fund's appropriate bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares;

         F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions by DST, but DST will discuss with the Fund DST's accepting liability for an "as of" on a case-by-case basis and will accept "financial responsibility" for a particular situation resulting in a "material" financial loss to the Fund where DST acted in bad faith or without due diligence. As used herein: (i) the terms "as of" or "as ofs" refer to the situation where, as a result of DST's sole error or omission, DST enters a transaction into the TA2000 System on a basis of a price determined other than the price next determined after the receipt by DST of instructions to perform such transaction; (ii) the term "financial responsibility" shall include only the loss experienced by the Fund during the period between the entry of the erroneous transaction or the omission to enter the transaction into the TA2000 System and one (1) day after the earliest time when a record disclosing the erroneous transaction or the omission to process shall have been made available to or received by the presentor or the presentor's agent [plus any delay occasioned by DST to research and to correct the error or omission after notice thereof has been received by DST]; and a financial loss shall be "material" when the financial consequences to the Fund of DST's error or omission shall have resulted in a loss to the Fund of one full cent ($0.01) per share or greater.

         G. The requiring of proper forms of instructions, signatures and signature guarantees(1) and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Check Acceptance Policy, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Fund, its investment adviser, principal underwriter or administrator, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;


                  ---------------------
(1) DST shall ascertain that what reasonably purports to be an appropriate signature guarantee is present if a signature guarantee is required, but DST shall have no responsibility for verifying the authenticity thereof or the authority of the person executing the signature guarantee.

         H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

         I. The maintenance of a current, duplicate set of the Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.       Indemnification.

         A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as Transfer Agent in accordance with Section 17A of the Securities Exchange Act of 1934, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment (including reasonable interpretations of unclear, ambiguous or obscure instructions) made by it or its employees in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the SEI Corporation ("SEI"), the administrator to the Fund and reviewed and approved by SEI's counsel, as amended from time to time with approval of counsel, or for any deviation therefrom approved by the Fund or DST counsel.

         B. DST shall not be responsible for, and the Fund shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which are asserted against DST or for which DST is to be liable, arising out of or attributable to:

                  (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in good faith and with due diligence and reasonable care;

                  (2) The Fund's refusal or failure to comply with the terms of this Agreement, the Fund's negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder;

                  (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Fund in writing (see Exhibit C) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Fund, its investment advisor, its sponsor or its principal underwriter;

                  (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered if DST has acted in good faith;

                  (5) The offer or sale of the Fund's shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of the Fund or of any officer of the Fund that no offers or sales be input into the Fund's securityholder records in or to residents of such state);

                  (6) The Fund's errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

                  (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, the Fund's records, shareholder and other records, delivered to DST hereunder by the Fund or its prior agent(s);

                  (8) Actions or omissions to act by the Fund or agents designated by the Fund with respect to duties assumed thereby as provided for in Section 21 hereof; and

                  (9) DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

         C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" set forth in Section 7.F., DST shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence or willful misconduct or breach of any representation or warranty of DST hereunder.

         D. EXCEPT FOR VIOLATIONS OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

         E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9.       Certain Covenants of DST and the Fund.

         A. All requisite steps will be taken by the Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which the Fund's shares shall at the time be offered for sale and require registration. If at any time the Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund's shares, the Fund will give prompt notice thereof to DST.

         B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

         C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request.

         D. DST agrees to furnish the Fund annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other publicly available financial information reasonably requested by the Fund and a copy of the report issued by its certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with the SEC. The annual financial statements will be certified by DST's certified public accountants and may be included in DST's publicly distributed Annual Report.

         E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

         F. DST will permit the Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours.

         G. DST will provide in Kansas City at the Fund's request and expense training for the Fund's personnel in connection with use and operation of the TA2000 System. All travel and reimbursable expenses incurred by the Fund's personnel in connection with and during training at DST's Facility shall be borne by the Fund. At the Fund's option and expense, DST also agrees to use its reasonable efforts to provide two (2) man weeks of training at the Fund's facility for the Fund's personnel in connection with the continued operation of the TA2000 System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Fund's facility or in connection with the conversion shall be borne by the Fund.

10.      Recapitalization or Readjustment.

         In case of any recapitalization, readjustment or other change in the capital structure of the Fund requiring a change in the form of stock certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

         A.       Written instructions from an officer of the Fund;

         B. Certified copy of the amendment to the Articles of Incorporation or other document effecting the change;

         C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

         D. Specimens of the new certificates in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval;

         E.       Opinion of counsel for the Fund stating:

                  (1) The status of the shares of stock of the Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

                  (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11.      Reserved.

12.      Death, Resignation or Removal of Signing Officer.

         The Fund will file promptly with DST written notice of any change in the officers authorized to sign written requests or instructions to give requests or instructions, together with two signature cards bearing the specimen signature of each newly authorized officer.

13.      Future Amendments of Charter and Bylaws.

         The Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement.

14.      Instructions, Opinion of Counsel and Signatures.

         At any time DST may apply to any person authorized by the Fund to give instructions to DST, and may with the approval of a Fund officer and at the expense of the Fund, either consult with legal counsel for the Fund or consult with counsel chosen by DST and acceptable to the Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. For purposes hereof, DST's internal counsel and attorneys employed by Sonnenschein Nath & Rosenthal, DST's primary outside counsel for transfer agent matters, are acceptable to the Fund. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. It will also be protected in recognizing stock certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15.      Force Majeure and Disaster Recovery Plans.

         A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer hardware, provided such equipment has been reasonably maintained, or third party software or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

         B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Fund is paying its pro rata portion of the charge therefor, DST will, in the event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

         C. DST also currently maintains, separate from the area in which the operations which provides the services to the Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

16.      Certification of Documents.

         The required copy of the Articles of Incorporation of the Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Fund, will be certified by the Secretary or an Assistant Secretary of the Fund under the Fund's seal.

17.      Records.

         DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18.      Disposition of Books, Records and Canceled Certificates.

         DST may send periodically to the Fund, or to where designated by the Secretary or an Assistant Secretary of the Fund, all books, documents, and all records no longer deemed needed for current purposes and stock certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and stock certificates will be maintained by the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by the Fund without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.      Provisions Relating to DST as Transfer Agent.

         A. Instructions for the transfer, exchange or redemption of shares of the Fund will be accepted, the registration, redemption or transfer of the shares be effected and, where applicable, funds remitted therefor. Upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer, exchange or redemption, accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer, exchange or redemption, the transfer, exchange or redemption of the shares reflected by such certificates be effected and any sums due in connection therewith be remitted, in accordance with the instructions contained herein. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the instruction or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer, exchange or redeem shares until it is satisfied that the requested transfer, exchange or redemption is legally authorized, and DST will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers, exchanges or redemptions, rely upon DST's Procedures and Simplification Acts, Uniform Commercial Code or other statutes which protect it and the Fund in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

         B. DST will, at the expense of the Fund, issue and mail subscription warrants, effectuate stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Fund and such other documents as DST deems necessary.

         C. DST will, at the expense of the Fund, supply a shareholder's list to the Fund for its annual meeting upon receiving a request from an officer of the Fund. It will also, at the expense of the Fund, supply lists at such other times as may be requested by an officer of the Fund.

         D. Upon receipt of written instructions of an officer of the Fund, DST will, at the expense of the Fund, address and mail notices to shareholders.

         E. In case of any request or demand for the inspection of the stock books of the Fund or any other books in the possession of DST, DST will endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

20.      Provisions Relating to Dividend Disbursing Agency.

         A. DST will, at the expense of the Fund, provide a special form of check containing the imprint of any device or other matter desired by the Fund. Said checks must, however, be of a form and size convenient for use by DST.

         B. If the Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund.

         C. If the Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund.

         D. DST shall establish and maintain on behalf of the Fund one or more deposit accounts as Agent for the Fund, into which DST shall deposit the funds DST receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

         E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21.      Assumption of Duties By the Fund or Agents Designated By the Fund.

         A. The Fund or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both parties.

         B. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

         C. Initially the Fund or its designees shall be responsible for the following: (i) answer and respond to phone calls from shareholders and broker-dealers, and (ii) monitor wire order settlements and order cancellations of unsettled trades.

22.      Termination of Agreement.

         A. This Agreement shall be in effect for an initial period of three (3) years and, thereafter, shall automatically extend for additional, successive twelve (12) month terms upon the expiration of any term hereof unless terminated as hereinafter provided. This Agreement may be terminated by either party upon the expiration of any term by the delivery to the other party of one hundred twenty (120) days prior written notice of such termination, provided, however, that the effective date of any termination shall not occur during the period from November 15 through March 15 of any year to avoid adversely impacting year end.

         B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

                  (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

                  (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

         C. Either party may terminate this Agreement at any time by delivering to the other party written notice of such termination at least six (6) months prior to the effective date of such termination.

         D. In the event of any termination of this Agreement, the Fund will continue to pay to DST as invoiced all sums due for DST's services until completion of the conversion and will pay to DST, no later than contemporaneously with the dispatch by DST of the Fund's records, all amounts payable to DST hereunder. An estimated invoice for fees and reimbursable expenses will be presented prior to conversion for amounts anticipated to follow the conversion. The Fund should accrue appropriate reserves in expectation of invoices/amounts which will be generated and received following the date of conversion, which the Fund will pay within thirty (30) days of receipt.

         E. In addition, in the event of any termination, DST will, provided the Fund contemporaneously pays all outstanding charges and fees, promptly transfer all of the records of the Fund to the designated successor transfer agent. DST shall also provide reasonable assistance to the Fund and its designated successor transfer agent and other information relating to its services provided hereunder (subject to the recompense of DST for such assistance and information at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

         F. Subsequent to any termination of this Agreement, the Fund shall continue to pay to DST, subject to and in accordance with the terms and conditions set forth in Sections 6.A., 6.B., 6.C. and 6.D. of this Agreement, for all expenses incurred on the Fund's behalf and the post-deconversion fees set forth in Exhibit B to this Agreement (a) until the Fund accounts are purged from the TA2000 System (no longer being required for Year End Reporting) with respect to closed account fees and (b) so long as DST's services are utilized by the Fund with respect to all fees other than those for closed accounts.

         G. In any event, the effective date of any deconversion as a result a termination of this Agreement shall not occur during the period from November 15th through March 15th of any year to avoid adversely impacting year end.

23.      Confidentiality.

         A.       DST agrees that, except as provided in the last sentence of
                  Section 19.J. hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Fund.

         B. The Fund owns all of the data supplied by or on behalf of the Fund to DST. The Fund has proprietary rights to all such data, records and reports containing such data, but not including the software programs upon which such data is installed, and all records relating to such data will be transferred in accordance with Section 22.D above in the event of termination.

         C. The Fund agrees to keep confidential all non-public financial statements and other financial records of DST received hereunder, all accountants' reports relating to DST, the terms and provisions of this Agreement, including all exhibits and schedules now or in the future attached hereto and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.

         D.       (1)      The Fund acknowledges that DST has proprietary rights
                           in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential
                           Information") which the Fund's access to the TA2000
                           System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST Confidential
                           Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Confidential Information.

                  (2) The Fund acknowledges that any unauthorized use, misuse, disclosure or taking of DST Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will advise all of its employees and agents who have access to any DST Confidential Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

                  (3) The Fund acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Fund consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24.      Changes and Modifications.

         A. During the term of this Agreement DST will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and DST provides the Fund with revised operating procedures and controls at the time such notice is delivered to the Fund.

         C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

25.      Subcontractors.

         Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

26. Limitations on Liability. If the Fund is comprised of more than one Portfolio, each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

27.      Miscellaneous.

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Sections 22.F and 6.A through and including 6.D., to the extent incorporated by
                  Section 22.F., are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned by the Fund or DST without the prior written consent of the other.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Fund and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Fund. This Agreement is between DST and the Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

                  If to DST:

                           DST Systems, Inc.
                           1055 Broadway, 7th Fl.
                           Kansas City, Missouri  64105
                           Attn:  Senior Vice President-Full Service
                           Facsimile No.:  816-435-3455

                  With a copy of non-operational notices to:

                           DST Systems, Inc.
                           333 W. 11th St., 5th Fl.
                           Kansas City, Missouri 64105
                           Attn:  Legal Department
                           Facsimile No.:  816-435-8630

                  If to the Fund:

                           First American Strategy Funds, Inc.
                           680 East Swedesford Rd.
                           Wayne, Pennsylvania  19087
                           Attn: _________________________
                           Facsimile No.: ________________

                  or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                       DST SYSTEMS, INC.


                                       By:________________________________

                                       Title:_____________________________


                                       FIRST AMERICAN STRATEGY
                                         FUNDS, INC.

                                       By:________________________________

                                       Title:_____________________________





                                                                       EXHIBIT A
                                                                     PAGE 1 OF 5

                                DST SYSTEMS, INC.
                   FIRST AMERICAN TRANSFER AGENCY FEE PROPOSAL
               EFFECTIVE NOVEMBER 1, 1996 THROUGH OCTOBER 31, 1999

A. MINIMUM FEE

   Current - through October 1996
        All Cusips                                                $9,000/year

     Year 1 - November 1996 through October 1997
        Cusips in the range 1-10                                 $11,000/year
        Cusips in the range 11-20                                $10,500/year
        Cusips in the range more than 20                          $9,250/year

     Year 2 - November 1997 through October 1998
        Cusips in the range 1-10                                 $13,000/year
        Cusips in the range 11-20                                $12,500/year
        Cusips in the range more than 20                         $11,000/year

     Year 3 - November 1998 through October 1999
        Cusips in the range 1-10                                 $15,500/year
        Cusips in the range 11-20                                $14,000/year
        Cusips in the range more than 20                         $12,500/year

     Note: Minimum applies unless charges included in Section B exceed the minimum.

B.   ACCOUNT MAINTENANCE AND PROCESSING FEES

     Current - through October 1996
        Open Accounts:
            Daily Accrual Portfolio(s)            $22.50 per account per year
            Monthly Accrual Portfolio(s)          $15.50 per account per year
            Other Accruals Portfolio(s)           $15.50 per account per year
        Closed Accounts                            $1.20 per account per year




                                                                       EXHIBIT A
                                                                     PAGE 2 OF 5


     Year 1 - November 1996 through October 1997
        Open Accounts:
             Daily Accrual Portfolio(s)           $23.00 per account per year
             Monthly Accrual Portfolio(s)         $18.00 per account per year
             Other Accruals Portfolio(s)          $16.00 per account per year
        Closed Accounts                            $2.85 per account per year

     Year 2 - November 1997 through October 1998
        Open Accounts:
             Daily Accrual Portfolio(s)           $24.00 per account per year
             Monthly Accrual Portfolio(s)         $19.00 per account per year
             Other Accruals Portfolio(s)          $17.00 per account per year
        Closed Accounts                            $2.85 per account per year

     Year 3 - November 1998 through October 1999
        Open Accounts:
              Daily Accrual Portfolio(s)          $25.00 per account per year
              Monthly Accrual Portfolio(s)        $21.00 per account per year
              Other Accruals Portfolio(s)         $18.00 per account per year
        Closed Accounts                            $2.85 per account per year

C.   OPTIONAL SERVICES

     Financial Intermediary Interface (Schwab)
        Same Day:
              Transaction Fee                                      $2.50 each
              Phone Call                                           $4.00 each

     Next Day 401(k) Interface:
              Purchase                                             $8.75 each
              Redemption                                          $13.75 each
                       - compared to -
              Per Cusip Minimums
                                             $1,200 per year 1st three cusips
                                      $900 per year for each additional cusip




                                                                       EXHIBIT A
                                                                     PAGE 3 OF 5

Note: Financial Intermediary Interface Minimum applies to all SEI relationships and is allocated to all management companies. Minimum applies unless the activity fees for next day items exceed the minimum.

     12b-1 Processing              $.15 per open and closed account per cycle
     CDSC/Sharelot Accounting                      $1.90 per account per year
     Ad-Hoc Reporting
        Multi File Reports                                    $400 per report
        Single File Reports                                   $250 per report
     *Audio Response(TM) System - see Exhibit A
     *NSCC - see Exhibit B
     Escheatment Costs - as incurred

Conversion/Acquisition Costs - Out of Pocket expenses including but not limited to travel and accommodations, programming, training, equipment installation, etc.
   *Computer/Technical Personnel:
        Business Analyst/Tester:
               Dedicated                                     $65,000 per year
               On Request:
                  Senior Staff Support                           $60 per hour
                  Staff Support                                  $40 per hour
                  Clerical Support                               $30 per hour
          Technical/Programming:
               Dedicated                                    $102,000 per year
               On Request                                        $80 per hour
          Technical/C Programming:
               Dedicated                                    $130,000 per year
               On Request                                       $105 per hour




                                                                       EXHIBIT A
                                                                     PAGE 4 OF 5

NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses are set forth hereinafter in this Exhibit A. Reimbursable expenses are billed separately from service fees on a monthly basis.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee in accordance with Section 6.C. of this Agreement.


FEE INCREASES

Unless new fees are negotiated by Fund and DST for the fourth year or any succeeding year of this Agreement, the fees and charges set forth in this Exhibit A shall increase annually as of December 1, 1999 and upon each succeeding December 1st over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Consumer Price Index in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred.

OPEN AND CLOSED ACCOUNTS FEES

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.





                                                                       EXHIBIT A
                                                                     PAGE 5 OF 5

REIMBURSABLE EXPENSES

      Forms
      Postage (to be paid in advance if so requested)
      Mailing Services
      Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
      Telecommunications Equipment and Lines/Long Distance Charges
      Magnetic Tapes, Reels or Cartridges
      Magnetic Tape Handling Charges
      Microfiche/Microfilm
      Freight Charges
      Printing
      Bank Wire and ACH Charges
      Proxy Processing - per proxy mailed
           not including postage
            Includes:   Proxy Card
                        Printing
                        Outgoing Envelope
                        Return Envelope
                        Tabulation and Certification
      T.I.N. Certification (W-8 & W-9)
           (Postage associated with the return
            envelope is included)
      N.S.C.C. Communications Charge                     Currently $1,200.00
           (Fund/Serv and Networking)                      per Fund per Year
      Off-site Record Storage
      Second Site Disaster                                   Currently $.07
           Backup Fee (per account)                          (guaranteed not to
                                                             exceed $.11 through
                                                             12/31/97)

      Transmission of Statement Data for                   Currently $.035/per
      Remote Processing                                      record

      Travel, Per Diem and other Billables
           Incurred by DST personnel traveling to,
           at and from the Fund at the request
           of the Fund





                                                                       EXHIBIT B

                    DST SYSTEMS, INC. / FIRST AMERICAN FUNDS
                         POST DECONVERSION FEE SCHEDULE

ALL FEES EFFECTIVE AS OF DECONVERSION:

ACCOUNT MAINTENANCE

         Closed Accounts                                      $.20/month/acct
         Transaction/Maintenance Processing$                        2.50/item
         Telephone Calls                                           $4.00/call
         Research Requests                                $40/hour (1 hr min)


PROGRAMMING

         As required at DST's then current standard rates


REIMBURSABLE EXPENSES

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis and late payments are subject to late charges in accordance with Section 6.C. of this Agreement.




                                                                       EXHIBIT C
                                                            AUTHORIZED PERSONNEL


Pursuant to Section 8.A. of the Agency Agreement between _________________ (the "Fund") and DST (the "Agreement"), the Fund authorizes the following Fund personnel to provide instructions to DST, and receive inquiries from DST in connection with the Agreement:

             Name                                       Title
             ----                                       -----

-----------------------------               --------------------------------

-----------------------------               --------------------------------

-----------------------------               --------------------------------

-----------------------------               --------------------------------

-----------------------------               --------------------------------

-----------------------------               --------------------------------

-----------------------------               --------------------------------


This Exhibit may be revised by the Fund by providing DST with a substitute Exhibit B. Any such substitute Exhibit B shall become effective twenty-four (24) hours after DST's receipt of the document and shall be incorporated into the Agreement.

ACKNOWLEDGMENT OF RECEIPT:


                                         FIRST AMERICAN STRATEGY
DST SYSTEMS, INC.                          FUNDS, INC.


By:___________________________________   By:__________________________________

Title:________________________________   Title:_______________________________

Date:_________________________________   Date:________________________________